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                                                               EXHIBIT 99.g.(ii)

                      FIRST AMENDMENT TO CUSTODIAN CONTRACT

      This First Amendment to Custodian Contract (the "Amendment") is made and entered into as of May 14, 2002 by and among The Hartford Mutual Funds II, Inc., a Maryland corporation formerly known as Fortis Series Fund, Inc. ("Fund"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company ("Custodian").

                                   WITNESSETH:

         WHEREAS, Fortis Series Fund, Inc. and Custodian are parties to that certain Custodian Contract dated as of November 30, 2001, (the "Agreement"); and

         WHEREAS, the name of Fortis Series Fund, Inc. was changed to The Hartford Mutual Funds II, Inc. on May 7, 2002;

         WHEREAS, Fund and Custodian desire to amend the Agreement to reflect the Fund's name change;

         NOW THEREFORE, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Fund and Custodian hereby agree that the Agreement is amended as follows:

1. All references to Fortis Series Fund, Inc. shall be read as references to The Hartford Mutual Funds II, Inc.

2. Except as provided herein, the Agreement is hereby ratified and confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers to be effective as of the date first above written.


STATE STREET BANK AND TRUST COMPANY     THE HARTFORD MUTUAL FUNDS II, INC.

By:      /s/ S. Hilliard                By:   /s/ David M. Znamierowski
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Name:    S. Hilliard                    Name:  David M. Znamierowski
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Title:   SVP                            Title:  President
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